Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Blue Buffalo Pet Products, Inc. (the “Company”) for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned officers of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.
Date: March 1, 2017
/s/ William Bishop, Jr.
William Bishop, Jr.
Chief Executive Officer and President
(Principal Executive Officer)

/s/ Michael Nathenson
Michael Nathenson
Executive Vice President, Chief Financial Officer, and Treasurer
(Principal Financial and Principal Accounting Officer)